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                                                                       EXHIBIT 5

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                  617 542 6000
                                617 542 2241 FAX

                                November 13, 2001

Ergo Science Corporation
790 Turnpike Street
North Andover, Massachusetts 01845

Ladies and Gentlemen:

We have acted as counsel to Ergo Science Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of up to 1,786,875 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the terms of the Company's: (i) 2001 Employee, Director and Consultant Stock Plan; (ii) Amended and Restated 1995 Long-Term Incentive Plan, as amended; (iii) Stock Option Plan for Non-Employee Directors; (iv) Option Agreement dated as of March 1, 1993 between Ergo Science Incorporated and David R. Burt, as amended; and (v) Amended and Restated Option Agreement dated as of October 12, 1993 between Ergo Science Incorporated and Albert H. Meier, Ph.D., as amended (being referred to herein collectively as, the "Plans"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect, such other records of the corporate proceedings of the Company as we deemed relevant, and the Registration Statement and the exhibits thereto, including the Plans.

In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies or that are publicly available or were previously filed by the Company with the Securities and Exchange Commission. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to this opinion, we have relied on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plans and any applicable agreements applicable thereto, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the federal law of the United States of America and the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                   BOSTON NEW YORK WASHINGTON RESTON NEW HAVEN


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Ergo Science Corporation
November 13, 2001
Page 2

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                         Very truly yours,

                         /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                         Mintz, Levin, Cohn, Ferris,
                           Glovsky and Popeo, P.C.